UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 23, 2006
GOVERNMENT PROPERTIES TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-31962 (Commission File Number)	20-0611663 (I.R.S. Employer Identification No.)

13625 California Street, Suite 310 Omaha, Nebraska (Address of principal executive offices)	68154 (Zip Code)

Registrant’s telephone number, including area code:	(402) 391-0010
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On October 23, 2006, Government Properties Trust, Inc. (“GPT”) entered into an Agreement and Plan of Merger (the “Agreement”) with Record Realty Trust and Record Realty (US) LLC (“Merger Sub”). Under the terms of the Agreement, GPT will be merged with and into Merger Sub (the “Merger”) and the separate corporate existence of GPT will cease, with Merger Sub continuing as the surviving company. The transaction is more fully described in the press release attached hereto as Exhibit 99.1.
Important Additional Information Regarding the Merger will be filed with the SEC
In connection with the proposed merger, GPT will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by GPT at the SEC website http://www.sec.gov. The proxy statement and other documents also may be obtained for free from GPT by directing such request to GPT at 13625 California Street, Suite 310, Omaha, Nebraska 68145.
GPT and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of GPT’s participants in the solicitation, which may be different than those of GPT stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Description of Document

99.1	Press Release dated October 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Government Properties Trust, Inc. (Registrant)
October 24, 2006	By:	/s/ Thomas D. Peschio
		Name:	Thomas D. Peschio
		Title:	President and Chief Executive Officer

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